Exhibit 5.2

Blake, Cassels & Graydon LLP Barristers & Solicitors Patent & Trade-mark Agents 199 Bay Street Suite 4000, Commerce Court West Toronto ON M5L 1A9 Canada Tel: 416-863-2400 Fax: 416-863-2653

March 8, 2017

Reference: 2105/129

Canadian Imperial Bank of Commerce

Commerce Court, Toronto, Canada, M5L 1A2

Re: Canadian Imperial Bank of Commerce (the “Company”)

Dear Ladies and Gentlemen:

We hereby consent to the references to our firm name under the heading “Legal Matters” and to the reference to our firm name and the use of our opinion under the heading “Limitations on Enforcement of U.S. Laws Against CIBC, its Management and Others” in the prospectus included as part of the registration statement on Form F-10 of the Company.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

(signed) “Blake, Cassels & Graydon LLP”

Blake, Cassels & Graydon LLP